UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          June 14, 2023

NETWORK-1 TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

65 Locust Avenue, Third Floor, New Canaan, Connecticut 06840

(Address of Principal Executive Offices) (Zip Code)

(203) 920-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 14, 2023, the Board of Directors of Network-1 Technologies, Inc. (the “Company”) approved an extension of its share repurchase program (the “Share Repurchase Program”) pursuant to Rule 10b-18 of the Securities Exchange Act, as amended, authorizing the Company to repurchase up to $5,000,000 of shares of its common stock over the next two years. As of the date hereof, the Company has repurchased an aggregate of 9,360,944 shares of its common stock under its Share Repurchase Program since inception of the program in August 2011 at an average price of $1.93 per share or an aggregate cost of $18,085,981 (exclusive of commissions).

A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

99.1	Press Release dated June 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: June 14, 2023	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz Title: Chairman and Chief Executive Officer